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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of September 2, 1999 (the "Closing Date"), by and among Adrienne Vittadini Enterprises, Inc., a Delaware corporation ("AVE"), Marisa Christina Incorporated, a Delaware corporation ("Marisa Christina"), and de V & P, Inc., a Delaware corporation ("Purchaser").

                  AVE is engaged in, among other things, the business of designing, sourcing, marketing, selling and distributing apparel and other consumer goods (such businesses, and all other business currently conducted by AVE, being the "Business").

                  Purchaser desires to purchase substantially all of the assets, properties and rights of AVE, and AVE desires to sell, and to cause the sale of, such assets, properties and rights, and AVE desires to assign certain liabilities of AVE, and Purchaser desires to assume such liabilities, all on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                     GENERAL

     1.1 Definitions. Certain capitalized terms used in this Agreement have the meanings specified in Annex A hereof.

     1.2 Terms Generally. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof," "herein," "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Annex and all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Annex, Article, Section, paragraph, Exhibit and Schedule references are to the Annex, Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive, (e) provisions shall apply, when appropriate, to successive events and transactions and (f) terms not found in Annex A are defined elsewhere in this Agreement.

                                   ARTICLE II

                                 THE TRANSACTION

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                  2.1 Sale and Purchase of Assets. Subject to the terms and
conditions of this Agreement, AVE hereby sells, assigns, transfers, delivers and conveys to Purchaser, and Purchaser hereby purchases, the Acquired Assets, free and clear of all Liens other than Permitted Liens, for the Purchase Price specified in Section 2.2.

                  2.2 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Purchaser for the purchase of the Acquired Assets (the "Purchase Price") shall be (i) the Final Purchase Price (as defined in Section 2.3(d) below), and (ii) the Assumed Liabilities. Subject to the terms and conditions of this Agreement at the Closing, the Base Purchase Payment, subject to adjustment in accordance with
Section 2.3, shall be paid by Purchaser to AVE by wire transfer of immediately available funds to an account designated by AVE in writing.

                  2.3 Closing Working Capital Adjustment. (a) AVE has delivered to Purchaser its good faith written estimate of the Closing Working Capital (with any adjustment thereto proposed by Purchaser and agreed to by AVE prior to the Closing Date (the "Estimated Closing Working Capital")). AVE has made available to Purchaser all workpapers and other books and records utilized in preparing the Estimated Closing Working Capital. The Estimated Closing Working Capital is set forth on Schedule 2.3.


                        (b) As promptly as practicable, but in no event later than 90 days, after the Closing Date, Purchaser shall notify AVE in writing of its determination of Closing Working Capital ("Purchaser's Closing Schedule") which determination shall set forth in reasonable detail Purchaser's calculation of Closing Working Capital. Purchaser's Closing Schedule shall also set forth, and explain, in reasonable detail, any differences between Purchaser's calculation of Closing Working Capital and the Estimated Closing Working Capital. A copy of all workpapers and other books and records utilized in the preparation of Purchaser's Closing Schedule shall be made available to AVE at such time. AVE will notify Purchaser in writing ("AVE's Dispute Notice") within 30 days after receiving Purchaser's Closing Schedule if AVE disagrees with Purchaser's calculation of the Closing Working Capital as set forth in Purchaser's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and AVE's calculation of the Closing Working Capital. Purchaser will give AVE and its representatives reasonable access during the normal business hours of Purchaser to the personnel, books and records of the Business to assist AVE in the preparation of AVE's Dispute Notice. If no AVE's Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of Closing Working Capital as set forth in Purchaser's Closing Schedule shall be final and binding upon the parties hereto.

                        (c) Upon receipt by Purchaser of AVE's Dispute Notice, AVE and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital set forth in AVE's Dispute Notice. To the extent Purchaser and AVE are unable to agree with respect to Closing Working Capital within 30 days after receipt by Purchaser of AVE's Dispute Notice, Purchaser and AVE shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to Purchaser, AVE or Marisa Christina

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or their affiliates and submit their dispute to such accounting firm for a binding resolution. Closing Working Capital as agreed upon by AVE and Purchaser, as deemed agreed upon pursuant to the last sentence of Section 2.3(b) or as determined by such accounting firm, in accordance herewith, shall be termed the "Final Closing Working Capital". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Closing Working Capital as initially submitted to such accounting firm is furthest away from the Final Closing Working Capital.

                        (d) Following Closing and upon the determination of the Final Closing Working Capital pursuant to Section 2.3(c), the "Final Purchase Price" shall be determined by reducing or increasing the Base Purchase Payment dollar for dollar as follows: (i) if the Final Closing Working Capital is greater than $900,000 then Purchaser shall pay to AVE such excess, or (ii) if the Final Closing Working Capital is less than $800,000 then AVE shall pay to Purchaser such deficiency, plus, in either case, interest on such deficiency or excess, as the case may be, for the period from the Closing Date through (but excluding) the date of such payment at the Prime Rate.

                        (e) The payment to be made pursuant to Section 2.3(d) shall be made by wire transfer of immediately available funds to a bank account designated by AVE or Purchaser, as the case may be, to the other party within five business days Business Days after the Final Closing Working Capital becomes final and binding on the parties hereto.

                  2.4      Assumption of Assumed Liabilities.

                        (a) Subject to the terms and conditions of this Agreement, Purchaser hereby assumes the Assumed Liabilities.

                        (b) Notwithstanding anything to the contrary contained herein, Purchaser shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of AVE or relating to the Acquired Assets or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of AVE as an acquiror of the Acquired Assets or the Business or otherwise as a matter of law) of any kind or nature (fixed or contingent, known or unknown, warranties, employee benefit plan obligations or claims), other than the Assumed Liabilities, (all such duties, responsibilities, commitments, expenses, obligations or liabilities other than the Assumed Liabilities are collectively referred to as the "Non-Assumed Liabilities").

                        (c) AVE hereby irrevocably waives and releases, and has caused its Affiliates to waive and release, Purchaser from all Non-Assumed Liabilities, including any liabilities or obligations created or which arise by statute or common law.

                  2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 2:00 p.m., New York City time, at the offices of Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, New York 10022-4441, on September 2, 1999, concurrent with the execution of this Agreement.

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                    2.6 Deliveries and Proceedings at the Closing. Subject to
the terms and conditions of this Agreement, at the Closing:

                    (a) Deliveries to Purchaser. AVE shall deliver to Purchaser:

                        (i) bills of sale and instruments of assignment, in forms reasonably satisfactory to Purchaser, to evidence the transfer to Purchaser of the Acquired Assets in accordance herewith, duly executed by AVE;

                        (ii) consents to transfer of all transferable or assignable Contracts and Permits;

                        (iii) title certificates to any motor vehicles included in the Acquired Assets, duly executed by AVE (together with any other transfer forms necessary to transfer title to such vehicles);

                        (iv) U.C.C. termination statements in recordable form and other appropriate releases, in form and substance reasonably satisfactory to Purchaser, with respect to all recorded Liens in the Acquired Assets;

                        (v) a receipt for the payment of the Base Purchase Payment duly executed by AVE;

                        (vi) the certificates and other documents required to be delivered by AVE and Marisa Christina pursuant to Section 6.1 hereof, certified Board and stockholder resolutions evidencing the authority of AVE and Marisa Christina as set forth in Section 6.2 hereof;

                        (vii) the Transition Services Agreement;

                        (viii) a fully executed copy of the Second Amendment Agreement dated August 20, 1999 among Adrienne Vittadini, Gianluigi Vittadini, Vittadini, Ltd., Marisa Christina, AVE and Purchaser (the "Vittadini Agreement");

                        (ix) the certificate of certificates referred to in
Section 3.12(c); and

                        (x) all such other documents and instruments of conveyance as shall, in the reasonable opinion of Purchaser, be necessary to transfer to Purchaser the Acquired Assets in accordance herewith and, where necessary or desirable, in recordable form.

                     (b) Deliveries By Purchaser to AVE. Purchaser will deliver to AVE:

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                        (i) wire transfer of immediately available funds in an
amount equal to the Base Purchase Payment;

                        (ii) an assumption agreement, in form reasonably satisfactory to AVE, to evidence the assumption by Purchaser of the Assumed Liabilities in accordance herewith, duly executed by Purchaser;

                        (iii) the certificates and other documents required to be delivered by Purchaser pursuant to Section 6.2 hereof and certified resolutions evidencing the authority of Purchaser as set forth in Section 4.2 hereof;

                        (iv) a fully executed copy of the Vittadini Agreement;

                        (v) Purchaser will reimburse AVE $152,458.48 for the Lechar Realty Corp. security deposit; and

                        (vi) all such other documents and instruments of assumption as shall, in the reasonable opinion of AVE, be necessary for Purchaser to assume the Assumed Liabilities in accordance herewith.

                  2.7 Consent of Third Parties. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Contracts or Permits or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser thereunder. AVE has used reasonable efforts to obtain the consent of the other parties to any such Contract or Permit for the assignment thereof to Purchaser. If such consent has not been obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of AVE thereunder so that Purchaser would not in fact receive all such rights, AVE and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred at the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser, or under which AVE would enforce for the benefit of Purchaser, with Purchaser assuming AVE's obligations to the same extent as if it would have constituted an Assumed Liability and any and all rights of AVE against a third Person thereto. AVE will pay promptly to Purchaser when received all monies received by AVE after the Closing Date under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that Purchaser would be entitled thereto pursuant hereto. The provisions of this Section 2.7 shall in no way limit the Closing condition set forth in Section 6.1(b).

                  2.8 Allocation of Consideration. Each of the parties hereto shall use their best efforts to agree on an allocation of the Purchase Price among the Acquired Assets. If the parties hereto fail to agree to such allocation within 30 days after the Closing, the allocation shall be determined by an appraisal firm selected by Purchaser and reasonably acceptable to AVE; the fees

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and expenses of such appraisal firm shall be shared equally by the parties. The parties hereto covenant and agree that the allocation of purchase price as agreed upon by the parties or determined by the appraisal firm (the "Allocation") shall be conclusive and final for all purposes of this Agreement. In such case, Purchaser and AVE shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for purposes of this Agreement includes the Transaction Documents as defined below) in a manner consistent with the Allocation including, but not limited to, the preparation and filing of Form 8594 under
Section 1060 of the Code (or any successor form or successor provision of any future tax law, or any comparable provisions of state, or local tax law) with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date.

                  2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with AVE responsible for such expenses for the period up to the Closing Date, and Purchaser to be responsible for the period on and after the Closing Date (provided, however, that to the extent that any of the following expense categories are included in the Final Closing Working Capital, such expense shall not be pro rated pursuant to this Section 2.9):

                  (a) all personal or real property taxes (on the basis on which the same were assessed and paid) to the extent relating to the Business and except as otherwise provided in Section 7.1;

                  (b) electric, fuel, gas, telephone, sewer and utility charges, in each case to the extent relating to the Business;

                  (c) rentals and other charges under Contracts to be assumed by Purchaser pursuant hereto; and

                  (d) charges under maintenance and service contracts and other Contracts, and fees under Permits to be transferred to Purchaser as part of the Acquired Assets.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF AVE AND SELLER

                  AVE and Seller hereby jointly and severally represent and warrant to Purchaser as follows:

                  3.1 Qualification; Interests in Other Entities. (a) Each of AVE and Marisa Christina is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. AVE is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions

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wherein the nature of the Business or AVE's ownership or use of the Acquired
Assets make such licensing or qualification necessary except for such failures to be licensed or qualified or to be in good standing, if any, which when taken together with all such other failures of AVE do not have a Material Adverse Effect or a material adverse effect on the ability of AVE or Marisa Christina to perform its obligations under this Agreement and all other agreements and instruments to be executed in connection herewith (this Agreement and such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents").

                  (b) No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

                  3.2 Authorization and Enforceability. Each of Marisa Christina and AVE has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which Marisa Christina or AVE is a party. The execution, delivery and performance by AVE and Marisa Christina of this Agreement and the Transaction Documents to which AVE and Marisa Christina is a party have been duly authorized by all necessary corporate action on the part of AVE and Marisa Christina and their respective stockholders. This Agreement has been duly executed and delivered by AVE and Marisa Christina, and the other Transaction Documents to which AVE and Marisa Christina is a party have been duly executed and delivered by AVE and Marisa Christina. This Agreement is a legal, valid and binding obligation of AVE and Marisa Christina, enforceable against AVE and Marisa Christina in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. Each of the other Transaction Documents to which AVE and Marisa Christina is a party has been duly executed and delivered by AVE and Marisa Christina and constitutes the legal, valid and binding obligation of AVE and Marisa Christina, enforceable against AVE and Marisa Christina in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  3.3 No Violation of Laws or Agreements. The execution, delivery, and performance by AVE and Marisa Christina of this Agreement and the Transaction Documents to which AVE and Marisa Christina is a party do not, and the consummation by AVE and Marisa Christina of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of AVE or Marisa Christina or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspensions, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which AVE or Marisa Christina is

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a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, amendments, accelerations, suspensions, revocations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or a material adverse effect on the ability of AVE or Marisa Christina to perform its obligations under this Agreement and the other Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitutions or Law, to which AVE or Marisa Christina is subject or which is applicable to the Business or any of the Acquired Assets other than those violations, conflicts, breaches or defaults which individually and in the aggregate would not have a Material Adverse Effect or have a material adverse effect on the ability of AVE or Marisa Christina to perform its obligations under this Agreement and the other Transaction Documents.

                  3.4 Financial Statements. (a) True, correct and complete copies of the unaudited balance sheets of AVE as of December 31, 1996, 1997 and 1998 and the related unaudited statements of income for the twelve-month periods then ended are attached hereto as Part A of Schedule 3.4 and true, correct and complete copies of the unaudited balance sheet of the Business AVE (collectively, the "Interim Balance Sheet") as at June 30, 1999 and the related unaudited statement of income for the six month period then ended are attached hereto as Part B of Schedule 3.4 (all such financial statements are referred to herein collectively as the "Financial Statements"). The Financial Statements were prepared in accordance with the books and records of AVE and fairly present, in all material respects, the financial condition and results of operations of AVE as of the dates and for the periods indicated, in each case in conformity with GAAP throughout the periods specified, except as expressly set forth therein and except that the Interim Balance Sheet may omit footnotes and is subject to normal year-end adjustments which are not, in the aggregate, material. All Acquired Assets are disclosed on the Interim Balance Sheet as at June 30, 1999 except (a) the Excluded Assets and (b) as disposed of or transferred between June 30, 1999 and the Closing Date in the ordinary course of business consistent with past practices of AVE and in accordance with this Agreement.

                  3.5 No Changes. Except as set forth on Schedule, since June 30, 1999, AVE has conducted the Business only in the ordinary course of business consistent with past practices and there has not been:

                  (i)  any Material Adverse Effect;

                  (ii) any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Business Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Business Employees participate) to which any of the Business Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan;

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                  (iii) any change or modification in any manner of AVE's
existing inventory management and collection and payment policies, procedures and practices with respect to inventories and accounts receivable and accounts payable, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables and any material change in AVE's existing policies, procedures and practices, with respect to the provision of discounts, rebates or allowances;

                  (iv) any change or, to the best of AVE's and Marisa Christina's knowledge, any threat of any change in any of its relations with, or any loss or, to the best of AVE's and Marisa Christina's knowledge, threat of loss of, any of the suppliers, clients, distributors, customers or employees of AVE or the Business which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

                  (v) any cancellation or waiver of any right material to the Business or any cancellation or waiver of any debts of or claims of the Business against any Affiliate of AVE;

                  (vi) any disposition of or failure to keep in effect any rights in, to or for the use of any Permit which individually or in the aggregate would have a Material Adverse Effect;

                  (vii) any damage, destruction or loss affecting AVE or the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  (viii) any change by AVE in its method of accounting or keeping its books of account or accounting practices except as required by GAAP; or

                  (ix) any sale, transfer or other disposition of any material assets, properties or rights of AVE or the Business.

                  (b) Except as included in the Final Working Capital, AVE has not made any payments to Marisa Christina or any of its subsidiaries.

                  3.6      Contracts.

                  (a) As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than with respect to which the Business' total annual liability or expense is less than (a) $50,000 per such non-listed Contract and (b) $200,000 in the aggregate for all such non-listed Contracts). AVE has delivered to Purchaser a correct and complete copy of each written agreement and a written description of each oral agreement listed on Schedule
3.6. With respect to each Contract, neither AVE nor, to the best of AVE's and Marisa Christina's knowledge, any other party thereto, is in breach or default and no event has occurred with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract, except for such breaches, terminations, modifications, accelerations or defaults

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which, individually and in the aggregate, are not reasonably likely to have a
Material Adverse Effect. There are no disputes pending or, to the best of AVE's and Marisa Christina's knowledge, threatened, under or in respect of any of the Contracts other than those that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  (b) Each of the Contracts is in full force and effect and constitutes the legal, valid and binding obligation of, and is legally enforceable against, AVE, and, to the best of AVE's and Marisa Christina's knowledge, any other party thereto, in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) other than such failures to be legal, valid and binding obligations and enforceable as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Except as identified with an asterisk on Schedule 3.6, each of the Contracts listed thereon is fully assignable to Purchaser without the consent, approval or waiver of any other Person.

                  3.7 Permits and Compliance With Laws Generally. (a) AVE possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable Laws, including Environmental Laws, except to the extent that any failure to possess, or to comply with, any Permits or Laws would not, individually or in the aggregate, have a Material Adverse Effect. The Business is conducted by AVE in compliance with all applicable Laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. All Permits of AVE are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the best of AVE's and Marisa Christina's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by AVE other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  (b) No outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the best of AVE's and Marisa Christina's knowledge, threatened, by any Governmental Entity or other Person with respect to any alleged (i) violation by AVE or any Affiliate of AVE relating to the Business of any law, ordinance, rule, regulation, code or order of any Governmental Entity or (ii) failure by AVE or any Affiliate thereof to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

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                  3.8      Environmental Matters.

                  (a) AVE has not disposed of or arranged for the disposal of or Released any Hazardous Substances at any facility currently or formerly owned, leased, operated or otherwise used or occupied by AVE ("Business Real Property").

                  (b) AVE has not received any notice or request for information with respect to, and has not been designated a responsible or potentially responsible party for Remedial Action, response costs, or investigation, in connection with any Business Real Property pursuant to any Environmental Law.

                  (c) No Business Real Property has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances.

                  (d) To the best of Marisa Christina's and AVE's knowledge, no underground or aboveground storage tanks are or have been located on or under the Business Real Property.

                  (e) To the best of Marisa Christina's and AVE's knowledge, there are no pending, threatened or unresolved claims against AVE for costs of Remedial Actions or investigation, cleanup, removal, or response actions, or natural resource damages, arising out of any Release or threat of Release of any Hazardous Substances at any Business Real Property.

                  (f) To the best of Marisa Christina's and AVE's knowledge, no polychlorinated biphenyls or asbestos-containing materials are located at, in or upon any Business Real Property or improvements thereon.

                  (g) To the best of Marisa Christina's and AVE's knowledge, AVE is not subject to liability, existing or inchoate, actual or contingent, under any Environmental Law.

                  3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by AVE or Marisa Christina of this Agreement, the other Transaction Documents to which AVE or Marisa Christina is a party, or the consummation by AVE or Marisa Christina of the transactions contemplated hereby or thereby, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as set forth on Schedule 3.9, (ii) filings under the New York State Real Property Transfer Tax Law and New York City Real Estate Transfer Tax Law, and (iii) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the ability of AVE or Marisa Christina to perform its obligations under this Agreement or the other Transaction Documents.

                  3.10 Title. AVE has good, valid and marketable title to all of the Acquired Assets other than the Leased Real Property and good and valid leasehold title to all of the Leased

Real Property, in each case, free and clear of Liens other than Permitted Liens. Marisa Christina owns all of the outstanding shares of the capital stock of AVE free and clear of all Liens except for Permitted Liens.

                  3.11 Real Property; Customers; Suppliers. AVE does not own any real property nor any fixtures, fittings, buildings, structures or other improvements erected thereon nor any easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges or other appurtenances (such as appurtenant rights in and to public streets) ("Real Property"). Except as set forth on Part A of Schedule 3.11, there is no customer of AVE which accounted for more than 5% of the net sales of AVE in any of the calendar years 1996, 1997 or 1998. Part B of Schedule 3.11 lists the top twenty-five (25) suppliers and vendors of goods to AVE during 1998 (based on invoice price) and the value of goods supplied to AVE in such period (based on invoice price).

                  3.12     Taxes.

                  (a) AVE and any consolidated, combined or unitary group of which AVE is or was a member have (i) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with or relating to the Business, which returns and reports were true, correct and complete in all material respects, (ii) paid all Taxes that are shown as due pursuant to such returns or reports and (iii) paid all other material Taxes not required to be reported on returns in connection with, relating to, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have' otherwise become due. All such returns or reports have been prepared in accordance with all applicable Laws and requirements in all material respects. Except as set forth on Schedule 3.12, there are in effect no agreements, waivers or other arrangements providing for an extension of time or the statute of limitations with regard to the assessment of any Tax, or any deficiency with respect thereto, in connection with or relating to the Business. Except as set forth on
Schedule 3.12, there are no material actions, suits, proceedings, investigations or claims now pending, nor, to the best of AVE's and Marisa Christina's knowledge, proposed against AVE, nor are there any material matters under discussion with, or pending audits by, the Internal Revenue Service or other Governmental Entity relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto.

                  (b) None of the Acquired Assets (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(0(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; or (iv) is property that is "tax-exempt bond financed property" under Section 168(g)(5) of the Code.

                  (c) Neither AVE nor Marisa Christina is a foreign person subject to withholding under Section 1445 of the Code and, AVE and Marisa Christina have delivered to Buyer a certificate or certificates to that effect.

            3.13 Patents and Intellectual Property Rights. (a) Schedule 3.13(a) contains a true, correct and complete list of all Intellectual Property.

                  (b) Part A of Schedule 3.13(b) contains a true, correct and complete list of all Intellectual Property which has been registered in, filed in or issued by the PTO, the United States Copyright Office, any state trademark offices and the patent, trademark, copyright and other corresponding offices of foreign jurisdictions. Except as set forth on Part B of Schedule 3.13(b), such applications and registrations have been duly filed, and those registered and issued are valid and in full force and effect.

                  (c) Section 8 and 15 declarations with respect to all U.S. registered trademarks and service marks listed in Schedule 3.13(b) were timely filed in and accepted by the PTO. No trademarks or service marks listed in
Schedule 3.13(b) have been abandoned except as set forth on Schedule 3.13(c).

                  (d) Except as set forth on Schedule 3.13(d), there are no licenses or other agreements from or with third parties under which AVE uses, has the right to use or exercises any rights with respect to any of the Intellectual Property, Technology or the Library.

                  (e) Neither AVE nor any Affiliate of AVE has received (and AVE and Marisa Christina have no knowledge of) any notice from any other Person pertaining to or challenging the right of AVE (or any of its Affiliates or any other Person) to use any of the Intellectual Property or any Technology, and there is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, lien, dispute or claim of infringement, or misappropriation, administrative or judicial, pending or threatened with respect to any Intellectual Property, Technology or the Library.

                  (f) Except as set forth on Schedule 3.13(f) no licenses have been granted and AVE has no obligation to grant licenses with respect to any Intellectual Property, Technology or the Library. No claims have been made by or against AVE or any of its Affiliates of any violation or infringement by others of rights with respect to any Intellectual Property, Technology or the Library, and neither AVE nor any of its Affiliates knows of any basis for the making of any such claim. To the best of Marisa Christina's and AVE's knowledge, the use by AVE and its Affiliates of the Intellectual Property, Technology and the Library (past and present) has not violated or infringed any rights of other Persons, or constituted a breach of any Contract (or other agreement or commitment).

                  (g) The Intellectual Property and Technology includes all such rights necessary to conduct the Business as now conducted, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (h) All statements and representations made by AVE or any of its Affiliates in any pending patent, copyright and trademark applications with respect to the Intellectual Property were true in all material respects as of the time they were made.

                  3.14 Employees; Labor Relations. (a) Set forth on Schedule 3.14(a) is a true, complete and correct list (as of a date not more than two Business Days prior to the date hereof) of the Business Employees showing the name, job title, full-time or part-time status, base salary or wage rate, and bonus entitlement of each Business Employee.

                  (b) Set forth on Schedule 3.14(b) is a true, complete and correct list (as of a date not more than two Business Days prior to the date hereof) of any individuals who perform services for the Business as independent contractors or who are leased to the Business.

                  (c) No Business Employee is covered by a collective bargaining agreement or represented by a union or other labor organization. There have been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. AVE has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of AVE's and Marisa Christina's' knowledge, is there now threatened, a strike, work stoppage, work slowdown or other material labor dispute with respect to or affecting the Business.

                  3.15     Employee Benefit Plans.

                  (a) Set forth on Schedule 3.15(a) hereto is a true, complete and correct list of (i) each "employee benefit plan" within the meaning of
Section 3(3) of ERISA, (ii) any other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, deferred compensation, retirement, profit-sharing, health, life insurance, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance, incentive or bonus plan, policy or arrangement and (iii) any employment, indemnification, consulting or severance agreement, whether written or oral, which is sponsored or maintained by AVE or any of its Affiliates, or to which AVE or any of its Affiliates contributes or is required to contribute, on behalf of current or former employees, consultants or directors of AVE or their beneficiaries or dependents ("Business Benefit Plans").

                  (b) AVE has delivered to Purchaser true, complete and correct copies of each Business Benefit Plan, or written summaries of any unwritten Business Benefit Plan, any summary plan description with respect to a Business Benefit Plan, and any employee handbook applicable to Business Employees.

                  (c) Each Business Benefit Plan is and has been operated in accordance with its terms and all applicable laws. No Business Benefit Plan is a "group health plan", within the meaning of Section 5000(b) of the Code; a defined benefit plan, within the meaning of Section 3(35) of ERISA; a single-employer plan, within the meaning of Section 4001(a)(15) of ERISA;

a multiemployer plan, within the meaning of Section 3(37) or 400 1(a)(3) of ERISA; or a plan subject to Section 412 of the Code; and AVE has no outstanding liability with respect to any such plan (including any such plan maintained by an Affiliate of AVE or any such plan previously maintained or contributed to by
AVE) and, to the best of Marisa Christina's and AVE's knowledge, no event has occurred and no circumstance exists which could give rise to any such liability.

                  (d) Except as set forth on Schedule 3.15(d), there are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) with respect to any Business Benefit Plan pending which could give rise to a material liability, or to the best of AVE's and Marisa Christina's knowledge, threatened, and neither AVE nor Marisa Christina has knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course).

                  (e) Neither AVE nor any of its ERISA Affiliates nor, to the best of AVE's and Marisa Christina's knowledge, any other Person, has taken any action or failed to take any action with respect to any Business Benefit Plan that may subject Purchaser or any Business Benefit Plan under which liabilities are to be assumed by Purchaser under Article IX hereof to any tax, penalty, fine or other liability under the Code or ERISA.

                  3.16 No Pending Litigation or Proceedings. Except as set forth on Schedule 3.16, there are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending against or affecting, or, to the best of AVE's and Marisa Christina's knowledge, threatened against, AVE or Marisa Christina, the Business or affecting any of the Acquired Assets before any court or arbitrator or Governmental Entity (including the United States Environmental Protection Agency, the United States Equal Employment Opportunity Commission or any similar Governmental Entity) except where such claims, actions, suits, arbitrations, inquiries, investigations or proceedings, individually and in the aggregate, would not have a Material Adverse Effect. There are no outstanding judgments, decrees, writs, injunctions or orders of any court or arbitrator or Governmental Entity against AVE (nor, to the best of AVE's and Marisa Christina's knowledge, threatened to be imposed against AVE), which individually or in the aggregate could have a Material Adverse Effect.

                  3.17 Insurance. Schedule 3.17 lists AVE's policies and contracts in effect as of the date hereof for insurance (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by AVE, together with the risks insured against, coverage limits and deductible amounts.

                  3.18 WARN Act. Within six months prior to the date hereof, (i) AVE has not effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the

Business, (ii) AVE has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law, and (iii) none of AVE's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act).

                  3.19 Condition of Assets. Except as set forth on Schedule 3.19, the tangible assets of AVE (a) included in the Acquired Assets or (b) subject to any Contract included in the Acquired Assets are in good operating condition and repair, reasonable wear and tear excepted.

                  3.20 Brokerage. Neither AVE, Marisa Christina nor any of their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder.

                  3.21 All Assets. Except for the Excluded Assets, the Acquired Assets (including any assets, properties and rights subject to any Contract included in the Acquired Assets) constitute all the assets, properties and rights currently owned, used, or held for use in connection with, or that are otherwise related to the conduct of, the Business as presently conducted by AVE on the date of this Agreement. Except as set forth on Schedule 3.21, none of the Acquired Assets are owned, in whole or in part, by any Person other than AVE.

                  3.22 Transactions with Affiliates. Except as set forth on
Schedule 3.22, there are no Contracts to which AVE or any of its Related Persons other than Marisa Christina (the "Insiders"), on the one hand, and Marisa Christina or any of its Related Persons (other than AVE), on the other hand, is a party nor any transactions of any kind (the "Insider Transactions") between Marisa Christina or its Related Persons (other than AVE), on one hand, and any Insider, on the other hand, that have occurred since December 31, 1997. For purposes of this Agreement, a "Related Persons" of a specified person is (i) an Affiliate of the person specified, (ii) a director of any of the foregoing referred to in this sentence, (iii) a spouse, parent, sibling, child, mother-or father-in-law, son- or daughter-in-law, or brother- or sister-in-law of any of the foregoing referred to in this sentence, and (iv) any trust or other estate in which any of the foregoing referred to in this sentence has a substantial beneficial interest or as to which any of the foregoing referred to in this sentence serves as trustee or in a similar fiduciary capacity.


                  3.23 Accounts Receivable. All accounts receivable of AVE (including factored accounts) whether reflected in the Interim Balance Sheet or otherwise, reflected in the Final Closing Working Capital are bona fide and valid obligations and arose in the ordinary course of business in a manner consistent with past practices for goods or services delivered or rendered, and to the best of AVE's and Marisa Christina's knowledge, are not subject to counterclaims or set offs.

                  3.24 Inventory. (i) All of the inventories of AVE whether reflected on the Interim Balance Sheet or otherwise consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality and shrinkage, all of which have been written off or written down to fair market value; (ii) all inventories not written off have been properly priced at the lower of cost or market in accordance with GAAP; and
(iii) to the best of AVE's and Marisa Christina's knowledge, all work in process and finished goods inventory are free of any material defect, except for non first-quality work in progress and finished goods inventory arising in the ordinary course of business.

                  3.25     Orders, Commitments and Returns.

                  (a) Schedule 3.25(a) sets forth the aggregate amounts of all accepted and unfulfilled orders of AVE for the sale of merchandise entered into as of June 30, 1998 and June 30, 1999.

                  (b) Schedule 3.25(b) sets forth, as of June 30, 1999, each known claim against AVE to return merchandise in excess of $10,000 by reason of alleged overshipments, defective merchandise or otherwise, or the merchandise in the hands of customers under an understanding that such merchandise would be returnable or would give rise to a discount on future purchases or other allowance of any type.

                  (c) Schedule 3.25(c) sets forth the aggregate chargebacks and allowances (whether claimed or allowed) of AVE for the year ended December 31, 1998.

                  3.26 Year 2000. AVE may use in its business, products or services created or provided by third-parties, which incorporate date-related information and functionality and which is material to the business of AVE ("Date Sensitive Third Party Technology"). Schedule 3.26 contains a list of all Date Sensitive Third Party Technology which, to the best of AVE's and Marisa Christina's knowledge, does not have Year 2000 Functionality (as defined below). AVE takes and has taken reasonable measures in accordance with current practice for comparable companies in AVE's industry to be Year 2000 Compliant, including without limitation requiring all Date Sensitive Third Party Technology to contain Year 2000 Functionality. "Year 2000 Functionality" means (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting date input, providing date output and performing calculations on dates or portions of dates, (ii) accurate functioning without material interruption before, during and after January 1, 2000, and without any materially adverse change in operation associated with the advent of the new century, (iii) the ability to respond to two-digit year field date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and (iv) the ability to store and provide output of date information in ways that are unambiguous as to century. "Year 2000 Compliant" means that the software used by AVE provide Year 2000 Functionality.

                  3.27 Letters of Credit. Except as set forth on Schedule 3.27 (the "Existing Letters of Credit"), there are no outstanding letters of credit which AVE or Marisa Christina has issued in favor of the Business.

                  3.28 1996 Agreements. All amounts due and owing to Adrienne Vittadini, Inc. ("AVI"), and Gianluigi Vittadini ("GV") and their successors and assigns pursuant to that certain Asset Purchase Agreement (the "1996 Purchase Agreement") dated as of January 1, 1996 among AVI, Marisa Christina and AVE, that certain Agreement (the "1998 Amendment") dated as of September 30, 1998 among AV, GV, Vittadini, Ltd. ("VLTD") AV Hong Kong Ltd ("AVHK"), Marisa Christina, AVE, Flapdoodles, Inc., International Apparel Marketing, Ltd. and Marissa Christina Apparel, Inc., that certain Trademark Collateral Agreement (the "1996 Security Agreement") dated as of January 1, 1996 among AVI, Marisa Christina and AVE and that certain Trademark Assignment Agreement dated as of January 1, 1996 among VLTD, Marisa Christina and AVE (the "1996 Trademark Agreement" and together with the 1996 Security Agreement, the 1998 Amendment and the 1996 Purchase Agreement, the "1996 Agreements") have been indefeasibly paid in full and AVE and Marisa Christina are not in breach or violation of any of the provisions of any of the 1996 Agreements. No claim for indemnification or breach of contract has been made by AV, GV, AVI or their successors and assigns under the 1996 Agreements. AVE has caused all required recordations of assignments of trademarks pursuant to Section 7 of the 1998 Amendment other than with respect to abandoned trademarks as set forth in Schedule 3.13(c).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  Purchaser represents and warrants to AVE and Marisa Christina as follows:

                  4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business and in good standing as a foreign corporation in New York.

                  4.2 Authorization and Enforceability. Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and all other Transaction Documents to which Purchaser is a party. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. Each of the other Transaction Documents to which Purchaser is a party has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  4.3 No Violation of Laws or Agreements. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents to which Purchaser is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under or result in or permit the termination, amendment, modification, suspension, revocation, acceleration or cancellation of, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Purchaser is a party, or by which any of its assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, amendments, modifications, suspensions, revocations, accelerations, cancellations, interests or rights which, individually and in the aggregate, do not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution or law, to which Purchaser is subject other than those violations and conflicts which individually and in the aggregate would not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party.

                  4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Purchaser of this Agreement, the other Transaction Documents to which Purchaser is a party, or the consummation by Purchaser of the transactions contemplated hereby or thereby except for such consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually and in the aggregate have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party.

                  4.5 Brokerage. Except for De Visscher, Olson & Allen, L.L.C., neither Purchaser nor any of its Affiliates has made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder.

                                    ARTICLE V

                              ADDITIONAL COVENANTS

                  5.1      [Reserved]

                  5.2      [Reserved]

                  5.3 Consents and Filings. Each of the parties hereto shall (and shall cause its Affiliates to) use all reasonable efforts to obtain or make, as the case may be, as soon as possible, all filings with the applicable Government Entities as may be required to be obtained or made, as the case may be, by it (and/or any of its Affiliates) in order to enable such party (and/or any of its Affiliates) to perform its obligations under this Agreement.

                  5.4 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (which will not be unreasonably withheld or delayed), except if counsel to any party advises that such announcement or statement is required by law (in which case such party shall make reasonable efforts to consult with AVE prior to such required announcement).

                  5.5 Columbia Litigation. Purchaser and AVE shall each consent to any settlement, dismissal, resolution or similar disposition of the litigation entitled Confecciones Vittadini, Confecciones Tico and Mr. Camila Duque vs. Vittadini, Ltd. described on Schedule 3.16 (the "Confecciones Litigation") which consent shall not be unreasonably withheld.

                  5.6 Taxes. AVE or Marisa Christina and Purchaser shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing Governmental Entity or any judicial or administrative proceeding with respect to Taxes as it relates to the Business (or any portion thereof), (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Purchaser, AVE and Marisa Christina shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same. With respect to Taxes incurred in connection with, relating to or arising out of the Business prior to the Closing that are not yet due or owing as of the Closing Date, AVE will (i) timely file when due all returns and reports for such Taxes, including information returns, that are required to be filed, (ii) timely pay when due the Taxes that are shown to be due pursuant to such Tax returns unless such Tax returns are being contested in good faith, and (iii) timely pay when due all other Taxes not required to be reported on returns unless such Tax returns are being contested in good faith.

                  5.7 Consents. Each of the parties hereto will use its reasonable best efforts and will cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or Permit to consummate the transactions contemplated hereby.

                  5.8 Confidentiality. Each of AVE and Marisa Christina agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, (ii) in the event that AVE, Marisa Christina or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may seek a protective' order or other remedy or waive compliance with this Section 5.8, (iii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.8, furnish only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by AVE, Marisa Christina or any of their affiliates, agents, representatives, Affiliates, employees, officers or directors. Each of AVE and Marisa Christina agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.8 are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

                  5.9 Commercially Reasonable Efforts. Without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, each party hereto shall use commercially reasonable efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby.

                  5.10 Negotiations. From the date hereof until the termination of this Agreement in accordance with its terms, each of AVE and Marisa Christina agree that AVE, Marisa Christina and their Affiliates will negotiate exclusively and in good faith with Purchaser with respect to any transaction involving the sale, transfer or other disposition of the Acquired Assets or the Business; and none of AVE, Marisa Christina nor any of their Affiliates nor any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf will solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Person other than Purchaser and its stockholders concerning the sale or other disposition of the Acquired Assets or the Business or the merger, consolidation, sale of securities or other transaction involving AVE or Marisa Christina.

                  5.11 Corporate Name. AVE shall cause the certificate of amendment described in Section 6.1(f) to be duly and effectively filed with the applicable Delaware authorities as set forth in Section 6.1(f) below.

                  5.12 Indemnification under the 1996 Agreements. The parties agree that AVE and Marisa Christina shall be liable for all obligations under the 1996 Agreements, including, without limitation, any indemnification obligations, arising from facts and circumstances in existence on or prior to the Closing Date.

                  5.13 Payment of Existing Letters of Credit. So long as any Existing Letters of Credit remain outstanding, Purchaser shall ensure that an amount equal to no less than the aggregate amount payable under the then outstanding Existing Letters of Credit shall remain available for use by Purchaser under the Purchaser's financing agreements with Finova Capital Corporation (the "Existing Letters of Credit Reserve"). In the event that any Existing Letter of Credit is drawn upon, upon written notice of such draw by Marisa Christina to Purchaser, Marisa Christina shall be reimbursed by Purchaser within one business day after receipt of such written notice by Purchaser from Marisa Christina. Purchaser shall not be entitled to offset any amounts owed to Marisa Christina by Purchaser against the Existing Letters of Credit Reserve.

                  5.14 Intellectual Property. Except as set forth on Schedule 5.14, AVE hereby transfers to Purchaser all Intellectual Property, Technology and the Library without payment of royalties, free and clear of any Liens except for Permitted Liens.

                                   ARTICLE VI

                                   THE CLOSING

                        6.1 Obligations of AVE and Marisa Christina. AVE and Marisa Christina are hereby delivering to Purchaser the following:

                  (a) Representations, Warranties and Covenants. Each of AVE and Marisa Christina shall furnish Purchaser with a certificate dated the Closing Date and signed by a senior executive officer of AVE or Marisa Christina, as the case may be, to the effect that the representations and warranties of Marisa Christina and AVE contained in this Agreement are true, correct and complete in all material respects and that AVE and Marisa Christina have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date.

                  (b) Required Consents. AVE and Marisa Christina shall have obtained, each in form and substance reasonably satisfactory to Purchaser all statutory and regulatory consents and approvals which are required under any applicable Laws and all consents and approvals required from third parties including under Contracts in order to consummate the transactions contemplated hereby and to permit Purchaser to conduct the Business as conducted as of the date of this Agreement.

                        (c) [Reserved]

                        (d) Documents. AVE shall have delivered to Purchaser such other documents and instruments as shall be reasonably necessary to transfer to Purchaser the Acquired Assets as contemplated by this Agreement. Marisa Christina and AVE shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder, including pursuant to Section 2.6 hereof.

                        (e) Employment Agreements. Maura de Visscher and Kimberly Perrone shall have entered into Employment Agreements with Purchaser in form and substance satisfactory to such person.

                        (f) Corporate Name. AVE shall have delivered to Purchaser a certified copy of a certificate of amendment duly filed with the applicable state authorities pursuant to which AVE changes its name from Adrienne Vittadini Enterprises, Inc. to another name not utilizing "Adrienne Vittadini" or any derivation thereof.

                        (g) Transition Services Agreement. Marisa Christina and Purchaser shall have entered into the Transition Services Agreement.

                        6.2 Obligations of Purchaser. Purchaser is hereby delivering to AVE and Marisa Christina the following:

                        (a) Representations, Warranties and Covenants. Purchaser shall furnish AVE and Marisa Christina with a certificate dated the Closing Date and signed by a senior executive officer of Purchaser to the effect that the representations and warranties of Purchaser contained in this Agreement are true, correct and complete and that Purchaser has performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

                        (b) [Reserved]

                        (c) Documents. Purchaser shall have delivered to AVE such other documents and instruments as shall be reasonably necessary for the assumption by Purchaser of the Assumed Liabilities as contemplated by this Agreement. Purchaser shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.6 hereof.

                        (d) Transition Services Agreement. Marisa Christina and Purchaser shall have entered into the Transition Services Agreement.

                                   ARTICLE VII

                          CERTAIN ADDITIONAL COVENANTS

                  7.1 Certain Taxes and Expenses. (a) AVE and Purchaser shall each be responsible for one-half of all state and local sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the sale and purchase of the Acquired Assets. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

                  (b) Purchaser shall be responsible for all costs of the filing of registrations for the transfer and maintenance of the Intellectual Property, Technology and the Library to it.

                  7.2 Maintenance of Books and Records. AVE and Marisa Christina on the one hand, and, Purchaser, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party hereto has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets, the Assumed Liabilities or the conduct of the Business with respect to the period prior to the Closing (whether in the possession of AVE, Marisa Christina or Purchaser). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business prior to the Closing Date shall be destroyed by any party hereto for a period of three years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

                  7.3      Non-Solicitation.

                  (a) Each of AVE and Marisa Christina covenants and agrees that, for a period of one year after the Closing Date, it will not, and will cause its subsidiaries and Related Persons not to, directly or indirectly, solicit for employment any employee of Purchaser and any of its Affiliates who is engaged in the Business and was an employee of AVE as of the Closing Date to become an employee or consultant or otherwise provide services to Marisa Christina or any of its Subsidiaries or Related Persons, except for Carol Getty, Kisha Ocasio and Stacey Lerea.

                  (b) Purchaser covenants and agrees that, for a period of one year after the Closing Date or one year after the termination of the Transition Services Agreement in the case of employees of Marisa Christina who provide services to Purchaser under the Transition Services Agreement, it will not, and will cause its subsidiaries and Related Persons not to, directly or indirectly, solicit for employment any employee of Marisa Christina or any of its Subsidiaries immediately after the consummation of the Closing.

                  (c) The parties acknowledge and agree that the restrictions contained in Sections 7.3(a) and (b) are a reasonable and necessary protection of the immediate interests of each of Purchaser, Marisa Christina and AVE, and any violation of these restrictions would cause substantial injury to Purchaser, Marisa Christina or AVE, as the case may be, and that each of Purchaser, Marisa Christina and AVE would not have entered into this Agreement without receiving the additional consideration offered by the other parties in binding themselves to these restrictions. In the event of a breach or a threatened breach by Purchaser, AVE or Marisa Christina, or any of their subsidiaries or Related Persons, of these restrictions, any other party, shall be entitled to apply to any court of competent jurisdiction for an injunction restraining such Person from such breach or threatened breach (without the necessity of proving the inadequacy of money damages as a remedy); provided, however, that the right to apply for injunctive relief shall not be construed as prohibiting such other party from pursuing any other available remedies for such breach or threatened breach.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                  8.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement or the other Transaction Documents shall survive (and not be affected in any respect by) the Closing indefinitely and any investigation conducted by any party hereto. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations set forth in Sections 8.2(a)(i) and 8.3(a)(i) shall terminate on, and no claim or action with respect thereto may be brought after, the date two years after the Closing Date, except that (i) the representations and warranties contained in Section 3.10 and the related indemnity obligations contained in Section 8.2(a)(i) shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.12 and 3.15 and the related indemnity obligations contained in Section 8.2(a)(i) shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof). The representations and warranties which terminate on the date two years after the Closing Date and the representations and warranties referred to in the foregoing clauses (i) and
(ii), and the liability of any party hereto with respect thereto pursuant to this Article VIII, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the date two years after the Closing Date or 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be.

                  8.2 Indemnification by AVE and Marisa Christina. (a) Subject to Section 8.1 hereof, AVE and Marisa Christina shall jointly and severally indemnify and hold Purchaser and its employees, officers, directors, stockholders and agents (collectively, the "Purchaser Indemnified Parties") harmless from and against, and agree promptly to defend any Purchaser Indemnified Party from and reimburse any Purchaser Indemnified Party for, any and all Losses which any Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  (i) any breach or inaccuracy of any of the representations and warranties made by AVE or Marisa Christina in or pursuant to this Agreement, or in any instrument or certificate delivered by AVE or Marisa Christina at the Closing in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of AVE or Marisa Christina and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect or have a material adverse effect on the ability of AVE or Marisa Christina to perform its obligations under this Agreement);

                  (ii) any failure by AVE or Marisa Christina to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by AVE or Marisa Christina pursuant to this Agreement;

                  (iii)    the Non-Assumed Liabilities;

                  (iv)     any failure by AVE to comply with the WARN Act; and

                  (v) as a result of non-compliance with the applicable bulk sales laws.

                  (b) Notwithstanding any other provision herein to the contrary, (i) neither AVE nor Marisa Christina shall be required to indemnify and hold harmless any Purchaser Indemnified Party pursuant to Section 8.2(a)(i), unless the applicable Purchaser Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in
Section 8.1 hereof, (ii) neither AVE nor Marisa Christina shall be required, pursuant to Section 8.2(a)(i), to indemnify and hold harmless any Purchaser Indemnified Party until the aggregate amount of Purchaser Indemnified Parties' Losses under Section 8.2(a)(i) exceeds $75,000 (the "Basket Amount") after which AVE and Marisa Christina shall be jointly and severally obligated for all Losses of Purchaser Indemnified Parties in excess of the Basket Amount, (iii) the cumulative indemnification obligation of AVE and Marisa Christina under Section 8.2(a)(i) shall in no event exceed 75% of the Final Purchase Price and (iv) neither AVE nor Marisa Christina shall be required to indemnify and hold harmless any Purchaser Indemnified Party for any Loss pursuant to Section 8.2(a) to the extent such Loss is reflected as a liability in the Final Closing Working Capital or otherwise has been given effect in determining the Final Closing Working Capital.

                  (c) Notwithstanding the foregoing, to the extent that, any Purchaser Indemnified Party has received indemnification payments in full with respect to any Loss from AVE or Marisa Christina, and such Purchaser Indemnified Party receives a payment under an insurance policy with respect to such Loss (an "Insurance Payment"), such Purchaser Indemnified Party will reimburse AVE or Marisa Christina, as the case may be, in an amount equal to the insurance proceeds received with respect to such Loss (such amount not to exceed the amount of the Insurance Payment minus an amount equal to (i) Purchaser's good faith estimate of its increase in insurance premiums as a result of the payment of such insurance claim (ii) any reasonable costs incurred by Purchaser in connection with obtaining such recovery). It is agreed that no Purchaser Indemnified Party shall be required to make any claim under any insurance policy in order to seek insurance with respect to any indemnified Loss.

                  8.3 Indemnification by Purchaser. (a) Subject to Section 8.1 hereof, Purchaser shall indemnify and hold AVE and Marisa Christina and their respective employees, officers, directors and agents (collectively, the "AVE Indemnified Parties") harmless from and against, and agree promptly to defend any AVE Indemnified Party from and reimburse any AVE Indemnified Party for, any and all Losses which any AVE Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  (i) any breach or inaccuracy of any of the representations and warranties made by Purchaser in or pursuant to this Agreement, or in any instrument or certificate delivered by Purchaser at the Closing in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of Purchaser and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the other Transaction Documents to which it is a party);

                  (ii) any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by Purchaser pursuant to this Agreement; or

                  (iii) the Assumed Liabilities.

                  (b) Notwithstanding any other provision herein to the contrary, Purchaser shall not be required to indemnify and hold harmless any AVE Indemnified Party pursuant to Section 8.3(a)(i), unless the applicable AVE Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in Section 8.1 hereof.

                  8.4 Notification of Claims. (a) If any Purchaser Indemnified Party, on the one hand, or AVE Indemnified Party, on the other hand (an "Indemnified Party"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of AVE, Marisa Christina or Purchaser, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to Section 8.2 or 8.3, respectively, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (an "Indemnification Claim"); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party.

                  (b) In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Sections 8.2 or 8.3, the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"); provided, however, that the failure of the Indemnified Party to so promptly notify the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify actually damages the Indemnifying Party.

                  (c) Any Indemnification Claim or Third Party Indemnification Claim will describe the claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount if reasonably practicable, of the Loss, that has been or may be sustained by the Indemnified Party. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnified Party therefor in accordance herewith and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such asserted liability, it shall within 15 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability; provided that (i) the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of their Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened demand, claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such demand, claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over the defense, settlement, adjustment or compromise of any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, could materially interfere with the business, assets, liabilities, obligations, financial condition or results of operations of the Indemnified Party or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability.

                  8.5 Exclusive Remedy. Notwithstanding any other provisions of this Article 8 to the contrary, the rights and remedies of Purchaser, AVE, Marisa Christina and any Purchaser Indemnified Party or AVE Indemnified Party under this Article 8 are exclusive and in lieu of any and all other rights and remedies which Purchaser, AVE, Marisa Christina or any Purchaser Indemnified Party or AVE Indemnified Party may have under this Agreement or otherwise with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made or deemed made by Purchaser, AVE or Marisa Christina in or pursuant to this Agreement or (y) any breach or failure to perform any covenant or agreement set forth in this Agreement; it being understood by the parties that this Section 8.5 shall not affect the rights or remedies of any party under the Transaction Documents.

                                   ARTICLE IX

                         EMPLOYEES AND EMPLOYEE BENEFITS

                  9.1 Employees. Purchaser may offer employment, effective as of the Closing Date, to Business Employees who are employed as of the Closing on such terms and conditions as Purchaser may, in its discretion, establish. Each such Business Employee who accepts Purchaser's offer of employment effective as of the Closing Date shall be referred to herein as a "Transferred Employee". Nothing herein shall, or shall be construed to, limit Purchaser's right at any time to terminate the employment of any employee or to amend or terminate any employee benefit plan or otherwise change terms and conditions of employment of any employee.

                  9.2 Employee Benefits. (a) The parties agree that, to the extent permissible under applicable law, Purchaser shall be a successor employer for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. Sections 3101-3128, the Federal Unemployment Tax Act, as codified at 26 U.S.C. Sections 3301-3311, and, if Purchaser so elects, under any applicable state workers compensation and unemployment compensation laws. AVE agrees to provide Purchaser with such wage, tax and other information with respect to Transferred Employees as Purchaser may reasonably require for such purposes.

                  (b) Purchaser shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of AVE or relating to the Acquired Assets or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of AVE as an acquiror of the Acquired Assets or the Business or otherwise as a matter of law) which arise from, or relate to, any Business Benefit Plan or the employment or termination of employment of any current or former Business Employee by AVE or any of its Affiliates, including, but not limited to, liabilities for salaries, wages, bonuses, sick pay, severance pay or benefits under any other employee benefit plan or arrangement, workers compensation or unemployment insurance premiums, tax withholding, occupational injury, illness or disability, or claims arising under any employment, labor or discrimination laws.

                  (c) The parties agree to furnish each other with such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Article IX.

                  9.3 Transition Period. (a) Marisa Christina and AVE will continue to provide coverage under the Business Benefit Plans set forth in
Schedule 9.3(a) hereto ("Transition Benefit Plans") to Transferred Employees and their eligible dependents for the period from the Closing until the earlier of
(i) the last day of the month that includes the date that is 180 days after the Closing or (ii) with respect to all or one or more of the Transition Benefit Plans, any earlier date that is specified by Purchaser in a written notice to Marisa Christina and delivered to Marisa Christina at least 10 days prior to such specified date (the "Transition Period"). Marisa Christina and AVE will also provide coverage under the Transition Benefit Plans to employees hired by Purchaser during the Transition Period to work in the Business, subject to the eligibility provisions of such plans, and their eligible dependents. (Such new hires and the Transferred Employees shall be referred to herein as "Purchaser Employees"). Any benefit that is payable under a Transition Benefit Plan only in Marisa Christina's or AVE's discretion shall not be payable without the consent of Purchaser.

                  (b) Marisa Christina and AVE will operate the Transition Benefit Plans in accordance with all applicable laws during the Transition Period. Marisa Christina and AVE will not change the terms of any Transition Benefit Plan during the Transition Period except for any change which is applicable to employees of Marisa Christina generally.

                  (c) If Purchaser terminates the employment of any Transferred Employee within 6 months following the Closing, then (i) Marisa Christina shall pay severance to any such Transferred Employee in an amount equal to the amount such Transferred Employee would be entitled to under AVE's severance policy (a copy of which is attached hereto in Schedule 9.3(c)), taking into account service with Purchaser after the Closing.

                  (d) If Purchaser terminates the employment of any Transferred Employee within 6 months following the Closing but before the end of the Transition Period. then Marisa Christina and AVE shall be responsible for any continuation of group health coverage required under COBRA with respect to any such Transferred Employee as a result of such termination of employment.

                  (e) Marisa Christina and AVE shall be responsible for any continuation of group health coverage required under COBRA with respect to any Business Employee or any "qualified beneficiary" of any Business Employee who incurs a "qualifying event" (as defined in Section 4980B of the Code) on or prior to the Closing. Except as provided in Section 9.3(d) above, Purchaser shall be responsible for any continuation of group health coverage required under COBRA with respect to any Transferred Employee or any "qualified beneficiary" (as defined in Section 4980B of the Code) of any Transferred Employee who incurs a "qualifying event" (as defined in Section 4980B of the Code) after the Closing.

                  (f) If Purchaser establishes a 401(k) plan after the Transition Period and the parties so agree, Transferred Employers shall be afforded the opportunity to transfer their accounts to such Purchaser 401(k) plan.

                  (g) Purchaser shall reimburse Marisa Christina for the actual out of pocket costs of all benefit claims, insurance premiums, third party administrative expenses and associated taxes incurred by Marisa Christina or AVE as a result of the coverage of Purchaser Employees under the Transition Benefit Plans during the Transition Period; provided, however, that Purchaser shall have no obligation to reimburse Marisa Christina or AVE for any costs associated with severance benefits or COBRA coverage with respect to any Transferred Employee who is terminated within 6 months after the Closing. Such reimbursement shall be made within 10 days after receipt of a written request from Marisa Christina for reimbursement with reasonable supporting information, which requests shall be made not more frequently than monthly.

                  (h) Notwithstanding the foregoing, it is understood and agreed to by the parties that Purchaser shall not be responsible for any obligation or liability arising under any Business Benefit Plan, except for Purchaser's reimbursement obligation under Section 9.3(g) above, or as a result of the employment or termination of employment of any employee with AVE or any of its Affiliates.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1     [Reserved]

                  10.2 Further Assurances. From time to time after the Closing Date, Purchaser, Marisa Christina and AVE shall execute and deliver or cause to be executed and delivered such further documents, certificates, instruments of conveyance, assignment and transfer and take such further action as Purchaser or AVE may reasonably request (including, without limitation and subject to Section 7.1(b) hereof, the preparation and execution of any foreign trademark assignments) in order more effectively to sell, assign, convey, transfer, reduce to possession and record title to any of the Acquired Assets to Purchaser or to better enable Purchaser to complete, perform and discharge any of the Assumed Liabilities. Purchaser, Marisa Christina and AVE agree to cooperate with each other in all reasonable respects to assure to Purchaser the continued title to and possession of the Acquired Assets in the condition and manner contemplated by this Agreement. Each party hereto shall cooperate and deliver such instruments and take such action as may be reasonably requested by any other parties hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Purchaser, AVE and Marisa Christina shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from AVE to Purchaser and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  10.3 Entire Agreement. This Agreement and the documents and agreements referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written including the Letter of Intent dated February 24, 1999 among AVE, Marisa Christina, Grumman Hill Investments III, L.P., Nautica Enterprises, Inc., Maura de Visscher and Kimberly Perrone.

                  10.4 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign any or all of its rights hereunder to one or more Affiliates of Purchaser without the consent of AVE and Marisa Christina. Any assignment in violation of this Agreement shall be null and void ab initio.

                  10.5 No Presumption. Purchaser, AVE and Marisa Christina have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Purchaser, AVE and Marisa Christina and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  10.6 Notices. All notices, requests, claims, demands and other communications provided for herein shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth below:

If to AVE or Marisa Christina:           Marisa Christina Incorporated
                                         1410 Broadway, 20th Floor
                                         New York, New York 10018
                                         Attention: Michael Lerner, CEO
                                         Telecopy No.: (212) 921-7632

With a copy to:                          Mayer Brown & Platt
                                         1675 Broadway
                                         New York, New York 10019
                                         Attention: James B. Carison
                                         Telecopy No.: (212) 262-1910

                                         and

                                         Pryor Cashman Sherman & Flynn LLP
                                         410 Park Avenue
                                         New York, New York 10022
                                         Attention: Blake Hornick
                                         Telecopy No.: (212) 326-0806

If to Purchaser:                         de V & P, Inc.
                                         234 West 39th Street, 5th floor
                                         New York, New York 10018
                                         Attention: Co-Chief Executive Officers

With a copy to:                          Riordan & McKinzie
                                         695 Town Center Drive, Suite 1500
                                         Costa Mesa, California 92626
                                         Attention: Michael P. Whalen
                                         Telecopy No.: (714) 549-3244
or to such other address as a party may from time to time designate in writing in a notice given in accordance with this Section 10.6. All notices, requests, claims, demands and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  10.7 Counterparts; Headings. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                  10.8 Severability. If any term, provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and parts of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision or part of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  10.9 No Reliance. Except for any assignees permitted by
Section 10.4 of this Agreement and the indemnified persons pursuant to Sections
8.2 and 8.3:

                        (a) no third party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Agreement; and

                        (b) the parties hereto assume no liability to any third party because of any reliance on the representations, warranties or agreements of such parties contained in this Agreement.

                  10.10 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  10.11 Submission to Jurisdiction; Waivers. The parties hereto hereby irrevocably and unconditionally agree that:


                        (a) All suits, actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or Federal court sitting in the City of New York and any appellate court from any thereof, and each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such suit, action or proceedings and any objection to any such suit action or proceeding whether on the grounds of venue, residence or domicile. A final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

                        (b) Service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.6.

                  10.12 Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

                  10.13 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                  10.14 Amendment. This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, each of the parties hereto or (b) by a waiver in accordance with Section 10.13.

                  10.15 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                  10.16 Information Disclosed on Exhibits and Schedules. Disclosure of any fact or item in any Schedule referenced by a particular section or subsection of this Agreement shall, if it is obvious on the face of such disclosure that the fact or item or its contents is reasonably related on its face to any other paragraph or section or subsection of this Agreement, be deemed to be disclosed with respect to that other section or subsection.

                        IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first above written.


Adrienne Vittadini Enterprises, Inc.   Marisa Christina Incorporated



By:/s/ S.E. Melvin Hecht               By: /s/ Marc A. Ham
   Name: S.E. Melvin Hecht                 Name: Marc A. Ham
   Title: Chief Financial Officer          Title: Vice Chairman of the Board of
                                           Directors


de V & P. Inc.


By: /s/ Kimberly Perrone               By: /s/ Maura de Visscher
    Name:  Kimberly Perrone                Name:  Maura de Visscher
    Title:  Co-Chief Executive Officer     Title:  Co-Chief Executive Officer

                                     ANNEX A

                                   Definitions

                  1. For purposes of this Agreement, the following terms shall have the following meanings:

                        "Acquired Assets" means all of the assets, properties and rights owned, used or held for use by AVE in connection with, or that are otherwise related to or required for the conduct of, the Business of every kind, nature and description (other than the Excluded Assets), wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in AVE's books or financial statements, including without limitation all of the assets, properties and rights owned, used or held for use by AVE in connection with, or that are otherwise related to for the conduct of, the Business set forth below:

                        (a) all tangible assets and properties owned, used or held for use by AVE, including cars, trucks and other transportation equipment, machinery and equipment, tools, spare parts, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction (the "Equipment");

                        (b) all inventories, including finished goods, work-in-progress, raw materials, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or to be furnished under the Contracts and other inventories owned, used or held for use by AVE (the "Inventories");

                        (c) all billed and unbilled accounts receivable, prepaid assets and all notes receivable of AVE ("Accounts Receivable");

                        (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits and deposits owned, used or held for use by AVE;

                        (e) all intellectual property rights, statutory, common law or otherwise, including, without limitation, patents (including all reissues, divisions, continuations and extensions thereof), patent rights, service marks, trademarks and tradenames, all brand and product names, all assumed or fictitious names and all logos, copyrights, licenses and other contractual rights and all assignments and applications relating to the foregoing and other such property and intangible rights owned, used or held for use by AVE (including any and all names and marks of any type whatsoever using the name Adrienne Vittadini or any derivative thereof), together with the goodwill of the business in connection with all of the foregoing ("Intellectual Property");

                        (f) all completed and developing formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, know-how, proprietary information, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, computer software, computer programs and processes and source code data related thereto including all current and historical data bases) owned, used or held for use by AVE ("Technology");

                        (g) the library, as such term is commonly used in relation to businesses similar to the Business, inclusive of samples purchased or produced, design reference books and textile samples (antique or design swatches) (the "Library");

                        (h) all customer and supplier lists;

                        (i) all licensing rights, to the extent assignable;

                        (j) subject to Section 2.7 hereof and except for Excluded Assets, (i) all contracts, licenses, commitments, agreements and instruments, including all customer contracts, operating contracts and distribution contracts of AVE relating to the Business, (ii) all sales and purchase orders and supply agreements and other agreements of AVE relating to the Business, (iii) all leases of Equipment of AVE relating to the Business,
(iv) all restrictive covenants accruing to the benefit of AVE, including, without limitation, noncompetition and nonsolicitation covenants, (v) the leases of Real Property listed on Schedule A-I to this Agreement (such leased Real Property being hereafter referred to as the "Leased Real Property"), and (vi) all other contracts, licenses, agreements and instruments of AVE relating to the Business ((i) through (vi) above are collectively referred to as the "Contracts");

                        (k) subject to Section 2.7 hereof, all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Governmental Entity issued to AVE and all pending applications therefor (the "Permits");

                        (l) copies of all books, records, ledgers, files, documents (including originally executed copies of written Contracts), customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Intellectual Property, Technology or the Library, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format, in each instance, of AVE;

                        (m) all rights or choses in action arising out of occurrences before or after the Closing Date and related to any portion of the Business, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off contractual rights, as to third parties held by or in favor of AVE;

                        (n) all right, title and interest in and to the adriennevittadini.com website or any other website using Adrienne Vittadini as its identifier; and

                        (o) all rights to insurance and condemnation proceeds relating to damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing Date.

                        "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                        "Agreement" means this Asset Purchase Agreement, together with the Annex, Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

                        "Assumed Liabilities" shall mean (a) all accounts payable and current liabilities of AVE to the extent included in the Final Closing Working Capital, (b) the obligations under the Contracts, other than Excluded Assets, arising exclusively from, and accruing exclusively with respect to, the operation of the Business after the Closing Date, provided, however, that Assumed Liabilities shall not include: (i) subject to Section 2.7, any liability or obligation arising out of any Contract that was not capable of being assigned to Purchaser as of the Closing until such time that such Contract has effectively been assigned to Purchaser; (ii) any liability or obligation under or with respect to any Contract required by the terms thereof to be discharged on or prior to the Closing Date; (iii) any liability for Taxes of Seller or AVE except as specifically provided herein; or (iv) any liability or obligation arising out of the pending litigation entitled Adrienne Vittadini Footwear, Inc. v. Adrienne Vittadini Enterprises, Inc. and/or the Confecciones Litigation; provided, however, that Assumed Liabilities shall include fifty percent (50%) of all legal fees incurred in the Confecciones Litigation after the Closing Date above the first $50,000.

                        "Base Purchase Payment" means $9,500,000.

                        "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                        "Business Employees" means the officers, employees, agents and consultants of AVE employed primarily in connection with the Business.

                        "Claim" means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, proceeding, judgment, award, or assessment.

                        "Closing Working Capital" shall mean, as of the Closing Date, (i) the current assets of AVE included in Acquired Assets minus (ii) the current liabilities of AVE included in the Assumed Liabilities, in each case determined using the same accounting methods and policies utilized in the Interim Balance Sheet.

                        "Code" means the Internal Revenue Code of 1986, as amended.

                        "Contamination" means the uncontained presence of any Hazardous Substance, including but not limited to the degradation of naturally occurring water, air or soil quality which is either the direct or indirect result of human activity.

                        "Dealing" means using, generating, manufacturing, refining, treating, transporting, storing, handling, labeling, documenting, recycling, disposing of, depositing, transferring, producing or processing any substance, or contracting to do any of the foregoing.

                        "Environmental Laws" means all applicable Laws now or hereafter enacted concerning (i) on-site or off-site Contamination, (ii) occupational health and safety, (iii) use, treatment, storage, handling, or disposal of any substances or products, (iv) Releases of Hazardous Substances into the environment, (v) the Dealing in Hazardous Substances, and (vi) Laws governing reclamation and restoration of real property.

                        "Environmental Permits" means permits, certificates, approvals, variances, exemptions, registrations and licenses issued or issuable by any Governmental Entity pursuant to any Environmental Law.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                        "ERISA Affiliate" means (a) any corporation included with AVE in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with AVE within the meaning of Section 414(c) of the Code, (c) any member of an affiliated service group of which AVE is a member within the meaning of Section 414(m) of the Code or (d) any other person or entity treated as an affiliate of AVE under Section 4 14(o) of the Code.

                        "Excluded Assets" means:

                        (i) except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                        (ii) all rights of AVE under this Agreement and other Transaction Documents;

                        (iii) duplicate copies of all books and records transferred to Purchaser, subject to the restrictions contained herein;

                        (iv) all of AVE's cash and cash equivalents existing at the Closing Date;

                        (v) the designs listed on Schedule A-2;

                        (vi) the motor vehicles listed on Schedule A-2;

                        (vii) the severance agreements listed on Schedule A-2;

                        (viii) the sub-sublease on the New Jersey office

                        (ix) the office equipment that will be provided for use by Company pursuant to the Transition Services Agreement listed on Schedule A-2;

                        (x) any Business Benefit Plan; and

                        (xi) any other Contract or item listed on Schedule A-2.

                        "GAAP" means United States generally accepted accounting principles.

                        "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or Governmental Entity of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing governmental authority under or for the account of any of the foregoing.

                        "Hazardous Substance" means any substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, radioactive, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, whether or not such substance is defined as hazardous under the Environmental Law.

                        "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

                        "Lien" means any lien, (including, without limitation, environmental and tax liens) charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction) preferential arrangement or restriction of any kind (including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes).

                        "Losses" means any losses, costs, expenses, damages including compensatory, exemplary, or punitive damages, Taxes, penalties, fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements).

                        "Material Adverse Effect" means a circumstance, change or effect (or series of related circumstances changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of AVE, the Business or the Acquired Assets, taken as a whole or which could materially adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by AVE.

                        "Permitted Liens" means (a) Liens securing Taxes, assessments, governmental charges or levies, all of which are not yet due and payable, (b) the Liens listed on Schedule 3.10 or (c) such other Liens which, individually and in the aggregate, do not and would not detract from the value of or impair the use of any Acquired Asset; it being understood that to the extent a Permitted Lien relates to or arises from a Non-Assumed Liability, AVE shall still be liable for such Non-Assumed Liability to the extent set forth herein.

                        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, firm, Governmental Entity, a trust unincorporated organization or other entity or organization.

                        "Prime Rate" means the rate per annum announced from time to time during the reference period by The Chase Manhattan Bank as its United States prime, reference or base rate for commercial loans.

                        "PTO" means the United States Patent and Trademark
Office.

                        "Release" means to pump, pour, empty, eject, spill, leak, emit, deposit, discharge, leach, migrate, dispose, dump, inject or place into the environment, or to allow any of the foregoing.

                        "Remedial Action" means any action undertaken to (i) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of any Hazardous

Substances; (ii) prevent any Release of Hazardous Substances where such Release would violate any Environmental Laws or would endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations or monitoring to investigate the foregoing.

                        "Taxes" means any and all federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever, including, without limitation, income, payroll, withholding, excise, sales, use, lease, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, or additional amounts imposed with respect thereto, whether disputed or not.

                        "Transition Services Agreement" means a transition services agreement in the form attached hereto as Exhibit B.

                        "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Section 2102 - 2109, as amended.

                        2. The following terms shall have the meanings ascribed to them in the section of this Agreement indicated below:

DEFINED TERM                                                          SECTION
"Allocation"                                                          2.8
"AVE's Dispute Notice"                                                2.3(b)
"AVE Indemnified Parties"                                             8.3(a)
"Basket Amount"                                                       8.2(b)
"Business Benefit Plans"                                              3.15(a)
"Business"                                                            Recitals
"Closing"                                                             2.5
"Closing Date"                                                        2.5
"COBRA"                                                               9.3
"Date Sensitive Third Party Technology"                               3.26
"Estimated Closing Working Capital"                                   2.3(a)
"Final Closing Working Capital"                                       2.3(c)
"Final Purchase Price"                                                2.3(d)
"Financial Statements"                                                3.4(a)
"Indemnification Claim"                                               8.4(a)
"Indemnified Party"                                                   8.4(a)
"Insider Transactions"                                                3.22
"Insiders"                                                            3.22
"Interim Balance Sheet"                                               3.4(a)
"Non-Assumed Liabilities"                                             2.4(b)
"OSHA"                                                                3.7(a)
"Purchase Price"                                                      2.2
"Purchaser's Closing Schedule"                                        2.3(b)
"Purchaser Indemnified Parties"                                       8.2(a)
"Real Property"                                                       3.11
"Third Party Indemnification Claim"                                   8.4(b)
"Transaction Documents"                                               3.1(a)
"Transferred Employee"                                                9.1